Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 77 to Registration Statement No. 33-79858 on Form N-1A of our report dated February 19, 2016 relating to the financial statements and financial highlights of FPA Funds Trust’s FPA Crescent Fund appearing in the Annual Report on Form N-CSR of FPA Funds Trust’s FPA Crescent Fund for the year ended December 31, 2015, and to the references to us under the heading “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are parts of such Registration Statement.

/s/ Deloitte & Touche LLP

Los Angeles, California

April 29, 2016

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 77 to Registration Statement No. 33-79858 on Form N-1A of our report dated February 19, 2016 relating to the financial statements and financial highlights of FPA Funds Trust’s FPA International Value Fund appearing in the Annual Report on Form N-CSR of FPA Funds Trust’s FPA International Value Fund for the year ended December 31, 2015, and to the references to us under the heading “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are parts of such Registration Statement.

/s/ Deloitte & Touche LLP

Los Angeles, California

April 29, 2016